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                                                                      Exhibit 10

[JOHN HANCOCK FUND LOGO] JOHN HANCOCK FUNDS
                         A Global Investment Management Firm
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                                                           101 Huntington Avenue
                                                Boston, Massachusetts 02199-7603

                                December 19, 1995





John Hancock Investment Trust
101 Huntington Avenue
Boston, MA 02199

RE:       John Hancock Investment Trust
               John Hancock Growth and Income Fund
          File Nos. 2-10156; 811-0560  (0000022370)
          ---------------------------


Ladies and Gentlemen:

In connection with the filing of Post-Effective Amendment No. 26 pursuant to Rule 24e-2 under the Investment Company Act of 1940, as amended, registering by Post-Effective Amendment No. 74 under the Securities Act of 1933, as amended, 19,142 shares of the John Hancock Investment Trust (the "Fund") sold in reliance upon Rule 24e-2 during the fiscal year ending August 31, 1995, it is the opinion of the undersigned that such shares will be legally issued, fully paid and nonassessable.

In connection with this opinion it should be noted that the Fund is an entity of the type generally known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Fund. However, the Fund's Declaration of Trust disclaims shareholder liability for obligations of the Fund and indemnifies any shareholder of the Fund, with this indemnification to be paid solely out of the assets of the Fund. Therefore, the shareholder's risk is limited to circumstances in which the assets of the Fund are insufficient to meet the obligations asserted against Fund assets.


                                   Sincerely,


                                   /s/ Alfred P. Oullette
                                   Alfred P.Ouellette
                                   Assistant Secretary
                                   Member of Massachusetts Bar




----------------------------------------------------------- [JOHN HANCOCK LOGO]
John Hancock Advisers, Inc. - John Hancock Funds, Inc. * - John Hancock Investor Services Corporation - The Patriot Group, Inc. John Hancock
Advisers International, Ltd. - NM Capital Management, Inc. - Sovereign
Asset Management Corporation
*Member of National Association of Securities Dealers, Inc.